SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM T-1

                    STATEMENT OF ELIGIBILITY
              UNDER THE TRUST INDENTURE ACT OF 1939
          OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
           OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                  ____________________________

          Bank One Trust Company, National Association
       (Exact name of trustee as specified in its charter)

 A National Banking Association              31-0838515
                                             (I.R.S. employer
                                             identification number)

100 East Broad Street, Columbus, Ohio        43271-0181
(Address of principal executive offices)     (Zip Code)

                  Bank One Trust Company, N.A.
               One North State Street, 9th Floor
                    Chicago, Illinois 60602
Attn:  Sandra L. Caruba, Vice President and Senior Counsel, (312) 336-9436
    (Name, address and telephone number of agent for service)
                  _____________________________

                        ALLEGHENY ENERGY, INC.
       (Exact name of obligor as specified in its charter)

Maryland                                     13-5531602
(State or other jurisdiction of              (I.R.S. employer
incorporation or organization)               identification number)

10435 Downsville Pike                        21740-1766
Hagerstown, Maryland                         (ZIP Code)
(Address of principal executive offices)


                         Debt Securities
                 (Title of Indenture Securities)

Item 1. General Information. Furnish the following information as to the trustee:

          (a)  Name and address of each examining or
          supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise
          corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificate of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4. A copy of the existing by-laws of the trustee.*

          5. Not Applicable.

          6. The consent of the trustee required by
             Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8. Not Applicable.

          9. Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 14th day of July, 2000.


            Bank One Trust Company, National Association,
            Trustee


            By /s/ Sandra L. Caruba
               Sandra L. Caruba
               Vice President



* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST
Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).

                         EXHIBIT 6



              THE CONSENT OF THE TRUSTEE REQUIRED
                  BY SECTION 321(b) OF THE ACT

                                                    July 14, 2000

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Allegheny Energy, Inc. and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with
Section  321(b) of the Trust Indenture Act of 1939,  as  amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                     Very truly yours,

                     Bank One Trust Company, National Association


                     By: /s/ Sandra L. Caruba
                     Sandra L. Caruba
                     Vice President

                        EXHIBIT 7


Legal Title of Bank:  Bank One Trust Company, N.A.  Call Date: 03/31/00   State #: 391581  FFIEC 032
Address:              100 Broad Street              Vendor ID:  D         Cert #:  21377   Page RC-1
City, State  Zip:     Columbus, OH 43271            Transit #:  04400003


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2000

All schedules are to be reported in thousands of dollars.
Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                     Dollar Amounts in thousands
                                                                     RCON   BIL MIL THOU   C300

ASSETS
1.  Cash and balances due from depository institutions
    from Schedule RC-A):                                             RCON
    a. Noninterest-bearing balances and currency and coin(1)         0081     48,450       1.a
    b. Interest-bearing  balances(2)                                 0071     17,750       1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)     1754          0       2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)  1773      5,714       2.b
3.  Federal funds sold and securities purchased under agreements to
    resell                                                           1350    396,644       3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income(from Schedule        RCON
    RC-C)                                                            2122     87,817       4.a
    b. LESS: Allowance for loan and lease losses                     3123         10       4.b
    c. LESS: Allocated transfer risk reserve                         3128          0       4.c
    d. Loans and leases, net of unearned income, allowance, and      RCON
    reserve (item 4.a minus 4.b and 4.c)                             2125     87,807       4.d
5.  Trading assets (from Schedule RD-D)                              3545          0       5.
6.  Premises and fixed assets (including capitalized leases)         2145     25,200       6.
7.  Other real estate owned (from Schedule RC-M)                     2150          0       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)                                   2130          0       8.
9.  Customers' liability to this bank on acceptances outstanding     2155          0       9.
10. Intangible assets (from Schedule RC-M)                           2143     26,345       10.
11. Other assets (from Schedule RC-F)                                2160    176,297       11.
12. Total assets (sum of items 1 through 11)                         2170    784,207       12.

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.



Legal Title of Bank:  Bank One Trust Company, N.A.  Call Date: 03/31/00   State #: 391581  FFIEC 032
Address:              100 East Broad Street         Vendor ID: D          Cert #:  21377   Page RC-2
City, State  Zip:     Columbus, OH 43271            Transit #: 04400003


Schedule RC-Continued

                                                                     Dollar Amounts in Thousands

LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C         RCON
       from Schedule RC-E, part 1)                                   2200         567,764   13.a
       (1) Noninterest-bearing(1)                                    6631         506,455   13.a1
       (2) Interest-bearing                                          6636          61,309   13.a2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)
      (1) Noninterest bearing
      (2) Interest-bearing
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                    RCFD 2800         0   14
15. a. Demand notes issued to the U.S. Treasury                       RCON 2840         0   15.a
    b. Trading Liabilities(from Sechedule RC-D)                       RCFD 3548         0   15.b
16. Other borrowed money:                                             RCON
    a. With original maturity of one year or less                     2332              0   16.a
    b. With original  maturity of more than one year                  A547              0   16.b
    c. With original maturity of more than three years                A548              0   16.c
17. Not applicable
18. Bank's liability on acceptance executed and outstanding           2920              0   18.
19. Subordinated notes and debentures                                 3200              0   19.
20. Other liabilities (from Schedule RC-G)                            2930         83,885   20.
21. Total liabilities (sum of items 13 through 20)                    2948        651,649   21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                     3838              0   23.
24. Common stock                                                      3230            800   24.
25. Surplus (exclude all surplus related to preferred stock)          3839         45,157   25.
26. a. Undivided profits and capital reserves                         3632         86,585   26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities                                                     8434             16   26.b
    c. Accumulated net gains (losses) on cash flow hedges             4336              0   26.c
27. Cumulative foreign currency translation adjustments
28. Total equity capital (sum of items 23 through 27)                3210         132,558   28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)                            3300         784,207   29.


Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1996
   RCFD 6724   Number   M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
    (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors'examination of the bank performed by other external auditors (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors 6 = Compilation of the bank's financial statements by external
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.